Exhibit 10.9

REIMBURSEMENT AND INDEMNITY AGREEMENT

REIMBURSEMENT AND INDEMNITY AGREEMENT dated as of April 2, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), by and among MFCI8 LR, LLC, a Delaware limited liability company (“WB Indemnitor”), The New Home Company Southern California LLC, a Delaware limited liability company (“TNHC”) and The New Home Company LLC, a Delaware limited liability company (the “TNHC Guarantor”). WB Indemnitor and the TNHC Guarantor are sometimes referred to herein as the “Indemnitors,” and individually as the “Indemnitor.” The WB Indemnitor, TNHC and TNHC Guarantor are sometimes referred to as the “Parties” and individually as a “Party.”

RECITALS:

WHEREAS, WB Indemnitor and TNHC (each a “Member” and, collectively the “Members”) are members of LR8 Investors, LLC, a Delaware limited liability company (the “Company”), which was formed pursuant to that certain Certificate of Formation filed with the Secretary of State of Delaware on September 20, 2010, and which is governed by that certain Limited Liability Company Agreement of LR8 Owner, LLC, dated as of September 22, 2010 (as it may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “LLC Agreement”);

WHEREAS, Company is the holder of all membership interests of LR8 Owner, LLC, a Delaware limited liability company (“Borrower”);

WHEREAS, on the date hereof, Borrower has obtained loans in the original principal amounts of (i) $26,600,000.00 (the “A&D Loan”), $38,000,000.00 (the “Revolver Loan”), and $7,425,000.00 (the “Model Loan”, and together with the A&D Loan and the Revolver Loan, the “Loans”) from Housing Capital Company, a Minnesota partnership (the “Lender”);

WHEREAS, in connection with the Loans, the TNHC Guarantor has been required to enter into (a) that certain Completion Guaranty dated as of date hereof related to the A&D Loan (the “A&D Guaranty”), (b) that certain Completion Guaranty dated as of the date hereof related to the Revolver Loan (the “Revolver Guaranty”), (c) that certain Completion Guaranty dated as of the date hereof related to the Model Loan (the “Model Guaranty”), (d) that certain Loan to Value Maintenance Agreement dated as of the date hereof related to the Revolver Loan (the “Revolver LTV Guaranty”) and (e) that certain Loan to Value Maintenance Agreement dated as of the date hereof related to the Model Loan (the “Model LTV Guaranty”) and together with the A&D Guaranty, the Revolver Guaranty, the Model Guaranty and the Revolver LTV Guaranty, as each may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Guaranties”), in favor of the Lender in order to secure the performance of the Borrower and maintain certain loan to value ratios for the duration of the Loans, as further described in each of the Guaranties (the “Guaranteed Obligations”); and

WHEREAS, in connection with the Loans, the Company has been required to enter into (a) that certain Pledge Agreement dated as of the date hereof related to the Revolver Loan (the “Revolver Pledge Agreement”), and (b) that certain Pledge Agreement dated as of the date hereof related to the Model Loan (the “Model Pledge Agreement, and together with the Revolver Pledge Agreement, collectively the “Pledge Agreements”).

WHEREAS, the parties hereto wish to allocate their respective maximum obligations for the responsibilities for the Guaranteed Obligations and to provide for indemnification with respect to liability in excess of such liability.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.        Defined Terms. Capitalized terms used herein and not defined herein shall have the meaning given such terms in the LLC Agreement.

2.        Loan Fees. In consideration for the TNHC Guarantor entering into the Guaranties, the Company shall pay to TNHC Guarantor the following: (a) concurrently with the execution of this Agreement, the amount of One Hundred Thirteen Thousand Five Hundred Sixty Two and 50/100 Dollars ($113,562.50), (b) on the first anniversary of this Agreement, if TNHC Guarantor is the guarantor under the Guaranties and is not then in default under the Guaranties, an amount equal to one quarter of one percent (0.25%) of the maximum available commitment under the Model Loan and the Revolver Loan, and (c) on the first day of each subsequent extension period under the Loans, if TNHC Guarantor is the guarantor under the Guaranties and is not then in default under the Guaranties, an annual fee equal to one quarter of one percent (0.25%) of the maximum available commitment under the Model Loan and the Revolver Loan for such extension period prorated on a 12 month year based on the number of months in the applicable extension period.

3.        Reimbursement and Indemnity Obligations.

(a)       Notwithstanding that the Guaranties provide for liability solely by the TNHC Guarantor, liability under the Guaranties shall, as between WB Indemnitor and the TNHC Guarantor, be apportioned according to each party’s Member or affiliated Member’s Percentage Interest in the Company, meaning that the WB Indemnitor shall be responsible for 95% and the TNHC Guarantor shall be responsible for 5% of such liability (such share being referred to herein as a party’s “Maximum Percentage Share”); provided, however, that each Indemnitor shall be entitled to offset against any payments required under this Agreement any (i) payments made by such Indemnitor (or its Affiliate) under the Pledge Agreements, or (ii) loss, damage or liability resulting from the fraud, bad faith gross negligence or willful misconduct of TNHC Realty and Construction, Inc. under the Construction Contract.

(b)       To the extent liability for the obligations under this Section 3 are not paid or performed when due, without waiving any of its rights or remedies under this Agreement or at law, the Member affiliated with the Indemnitors who are the beneficiaries of this Section shall have the right to cause the Company to pay to such Indemnitors, to the extent of such liability or obligations, all distributions which would otherwise be made to the Member affiliated with the Indemnitors who are liable under this Section, including the reimbursement to the Indemnitors who are such beneficiaries, for any amounts which they have paid on account of such liability or obligations.

(c)       Each Indemnitor (“Responsible Indemnitor”) agrees to indemnify, defend and hold the other Indemnitor (the “Other Indmenitor”) harmless from any and all loss, damage or liability resulting from or arising in connection with the Responsible Indemnitor’s failure to satisfy any of its obligations under this Agreement in accordance with the terms of this Agreement; except to the extent any act or omission was attributable to the fraud, bad faith, willful misconduct or gross negligence of the Other Indemnitor. Such indemnity shall include attorneys’ fees and costs as described in Section 11 below.

4.        Overpayment. If the WB Indemnitor, on one hand, or TNHC and the TNHC Guarantor, on the other hand, are called upon to pay and actually do pay amounts under or pursuant to any of the Guaranteed Obligations in excess of such parties’ respective Maximum Percentage Share of such Guaranteed Obligations as determined pursuant to Section 3 above (an “Overage Party”), TNHC and the TNHC Guarantor, on the one hand, or WB Indemnitor, on the other hand, respectively, hereby absolutely, irrevocably and unconditionally agree to reimburse the Overage Party upon demand an amount such that after giving effect to such reimbursement the Overage Party, in the aggregate, shall have borne only its Maximum Percentage Share of the Guaranteed Obligations owed to that date.

5.        Successors, Assigns and Transfers. This Agreement shall inure to the benefit and shall be binding upon the successors and assigns of each party; provided, however, that the sale, assignment or other transfer (each, a “Transfer”) of all or any portion of any direct or indirect interest in the Company by a Member shall not result in a release of any party of its liability under this Agreement unless such transferee assumes all of such Member’s obligations under this Agreement. If any Member makes a Transfer of its entire Interest in accordance with the terms and conditions of this Agreement and the LLC Agreement (other than such Transfer to one or more Affiliates of such Member), then (i) if the transferring Member was WB Indemnitor, then WB Indemnitor shall have no liability under this Agreement with respect to Guaranteed Obligations which arise from events occurring after the date of such Transfer, and (ii) if the transferring Member was TNHC, then the TNHC Guarantor shall have no liability under this Agreement with respect to Guaranteed Obligations which arise from events occurring after the date of such Transfer.

6.        Remedies. If the WB Indemnitor, TNHC or the TNHC Guarantor fails to reimburse the other as required hereunder on or before the later of thirty (30) days following written demand therefor, the party who is entitled to but does not receive payment (the “Aggrieved Party”) may exercise any right or remedy available to it at law or in equity, including the right to sue for specific performance hereof, and the Aggrieved Party shall additionally be entitled to interest on the unpaid amount accrued at a rate equal to the lower of fifteen percent (15%) per annum and the highest rate permitted by applicable law, and to recover from the other party the Aggrieved Party’s out-of-pocket costs incurred in connection with the enforcement of this Agreement, including reasonable attorneys’ fees and expenses incurred before and at trial, at all levels, and whether or not suit is instituted.

7.        Waivers. If and to the extent that the WB Indemnitor, TNHC or the TNHC Guarantor would be deemed or construed to be a guarantor or surety under applicable law with respect to its obligations hereunder, such Party hereby agrees as follows:

(a)        Such Party expressly agrees that until each and every term, covenant and condition of this Agreement is fully performed, such Party shall not be released by any act or event which might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension, modification, forbearance or delay or other act or omission of the Company, its members, WB Indemnitor, TNHC or the TNHC Guarantor, as applicable, or its or their failure to proceed promptly or otherwise as against the Company, its members, WB Indemnitor, TNHC or the TNHC Guarantor, respectively, or such Party, or because of any action taken or omitted or circumstance which might vary the risk or affect the rights or remedies of such Party as against the Company, its members, WB Indemnitor, TNHC or the TNHC Guarantor, as applicable, or because of any further dealings between the Company, its members, WB Indemnitor, TNHC or the TNHC Guarantor, as applicable, whether relating to this Agreement or otherwise. Such Party hereby expressly waives and surrenders any defense to such Party’s liability under this Agreement based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them, except to the extent expressly provided in Sections 3 or 5 hereof. It is the purpose and intent of this Agreement that the obligations of such Party under it shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions of this Agreement.

(b)        Such Party waives:

(i)        all statutes of limitations as a defense to any action or proceeding brought against such Party by the WB Indemnitor, TNHC or the TNHC Guarantor, as applicable, to the fullest extent permitted by law;

(ii)        any right it may have to require any of the other Parties to proceed against the Company or its members, or pursue any other remedy in any other Party’s power to pursue, it being acknowledged and agreed that the obligations of such Party hereunder are independent of the obligations of the Company, its members and any other Parties, and no Party shall be required to make any demand upon, exercise any right to declare a default by, or proceed against, the Company or any of its members prior to proceeding against any other Party to the full extent of such Party’s obligations hereunder;

(iii)        any defense based on any legal disability of the Company, any of its members or any of the other Parties and any discharge, release or limitation of the liability of TNHC or the TNHC Guarantor to the WB Indemnitor, or of the WB Indemnitor to the TNHC Guarantor, as applicable, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor relief proceeding, or from any other cause, or any claim that such Party’s obligations exceed or are more burdensome than those of the Company, its members or any of the other Parties, as applicable;

(iv)        all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind, except to the extent expressly provided herein;

(v)        any and all benefits of the provisions of Sections 2809, 2810 and 2845 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction; and

(vi)        any defense based on or arising out of any defense that TNHC, the TNHC Guarantor or the WB Indemnitor, as applicable, may have to the payment or performance of any obligation set forth in this Agreement.

(c)        Such Party assumes full responsibility for keeping informed of the financial condition and business operations of the Company, its members, the TNHC Guarantor and the WB Indemnitor, as applicable, and agrees that the WB Indemnitor, TNHC and the TNHC Guarantor, respectively, shall have no duty to disclose to such Party any information which the WB Indemnitor, on the one hand, and TNHC and the TNHC Guarantor, on the other hand, may receive about the financial condition or business operations of the Company, its members, TNHC, the TNHC Guarantor and/or the WB Indemnitor, or any other circumstances bearing on their respective abilities to perform their obligations hereunder.

8.         Joint and Several. The obligations of TNHC and the TNHC Guarantor hereunder shall be joint and several.

9.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within that State.

10.       Venue. Each party hereto agrees that any claim, action or relief by any party against any other party based on or arising out of this Agreement shall be brought only in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware) or the Federal courts located in the State of Delaware, and not in any other State or Federal court.

11.       Attorneys’ Fees. If any party obtains a judgment against another party by reason of the breach of this Agreement or the failure to comply with the terms hereof, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgment.

12.       Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, incorporates all prior negotiations and understandings with respect to such subject matter and may be amended solely by an instrument in writing executed by all of the parties.

13.       WAIVER OF JURY. EACH OF THE PARTIES, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT.

14.       Third Parties Not Benefited. Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any person or entity other than the parties and their respective successors and assigns, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision of this Agreement give any third person any right of subrogation or action over or against any party to this Agreement.

15.       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WB INDEMNITOR:

MFC18 LR, LLC,
a Delaware limited liability company

By:
Name:	Diego Rico
Its:	Vice President

ACKNOWLEDGED AND AGREED TO BY:

LR8 INVESTORS, LLC,
a Delaware limited liability company

By:
Name:	Diego Rico
Its:	Vice President

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TNHC:

THE NEW HOME COMPANY SOUTHERN CALIFORNIA, LLC,
a Delaware limited liability company

By:
Name:	Thomas O. Redwitz
Its:	President The New Home Company Southern California LLC

TNHC GUARANTOR:

THE NEW HOME COMPANY LLC,
a Delaware limited liability company

By:
Name:	H. Lawrence Webb
Its:	H.L-Webb

By:
Name:	Wayne J. Stelmar
Its:	Chief Financial Officer

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